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                                                                   Exhibit 10.52

                           SHARE REPURCHASE AGREEMENT
                           --------------------------

         SHARE REPURCHASE AGREEMENT, dated as of March 31, 2003, between RACI Holding, Inc., a Delaware corporation (the "Company"), and Robert L. Euritt (the "Shareholder").

         WHEREAS, effective as of March 31, 2003 (the "Retirement Date"), the Shareholder has retired from active employment with the Company's wholly owned subsidiary, Remington Arms Company, Inc. ("Remington");

         WHEREAS, in connection with the Shareholder's retirement from active employment, the Shareholder, Remington and the Company have entered into a retirement agreement dated March 31, 2003 ("Retirement Agreement");

         WHEREAS, the Company and the Shareholder are parties to several Management Stock Subscription Agreements (collectively, the "Stock Subscription Agreements"), pursuant to which the Shareholder holds an aggregate of 336 shares (the "Shares") of the Common Stock, par value $.01 per share, of the Company (the "Common Stock"), issued pursuant to the RACI Holding, Inc. Stock Incentive Plan (the "Plan") and represented by Certificate No. A-64;

         WHEREAS, pursuant to Section 6(a) of the Stock Subscription Agreements, the Company has exercised its right to repurchase all of the Shares held by the Shareholder as of the termination of his active employment with Remington;

         WHEREAS, the Company and the Shareholder agree that the Company shall pay the Shareholder $220.31 for each such Share;

         NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and in the Retirement Agreement and for other good and valuable consideration, the Company and the Shareholder hereby agree as follows:

         1. Payment for the Shares. Simultaneously with the execution of the Retirement Agreement or such other date as the parties shall mutually agree in writing (the "Closing Date"), the Company shall pay the Shareholder for the Shares, at the purchase price set forth in Section 2 below, payable as provided in Section 5 below.

         2. Purchase Price. The Company and the Shareholder agree that the purchase price for the Shares is $220.31 per Share and that the aggregate purchase price for the Shares is $74,024.16 (the "Purchase Price"). The Company and the Shareholder acknowledge and agree that the Purchase Price is equal to the aggregate fair market value of the Shares as of the Retirement Date.

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         3. Payment of Purchase Price. (a) On the Closing Date, the Company
shall deliver to the Shareholder a check, payable to the order of the Shareholder, for the Purchase Price, subject to reduction for any applicable tax and other withholding.

            (b) On the Closing Date, the Stockholder shall deliver to Remington, as bailee, the receipt for Certificate No. A-64, originally provided by Remington to the Shareholder pursuant to the Master Bailment Agreement, dated as of February 12, 2003 among Remington and the Bailors listed on Schedule A thereto (including the Shareholder) (the "Master Bailment Agreement"), together with a letter of direction, in the form attached hereto as Exhibit A, executed by the Shareholder, directing Remington, as Bailee under the Master Bailment Agreement, to deliver to the Company the Certificate described in this Section 3(b), which evidences the issuance of the Shares to the Shareholder.

            (c) On the Closing Date, the Shareholder shall deliver to the Company a stock power with respect to the Shares, in the form attached hereto as Exhibit B, executed by the Shareholder.

            (d) On the Closing Date, the Shareholder and the Company shall each execute a cross-receipt, in the form attached hereto as Exhibit C, acknowledging the receipt of the documents described in the foregoing paragraphs (a), (b) and
(c).

         4. Shareholder's Release; Stock Subscription Agreements and Related Documents. The Shareholder hereby waives any and all rights that he may have or that otherwise may exist or may have arisen with respect to any of the Shares under the Plan, or the Stock Subscription Agreements, or otherwise in connection with the offering or sale by the Company or the acquisition by the Shareholder of the Shares pursuant to the Confidential Offering Memorandum, dated as of May 14, 1999, as supplemented, the Confidential Notice to Holders of Deferred Shares, dated December 19, 2002, or the Stock Incentive Plan Election Form, dated December 23, 2002 (the "Offers," and, collectively with any other agreement or document executed or to be executed in connection therewith, the "Other Transaction Documents"). The Shareholder and the Company hereby each acknowledges and agrees that all of their respective rights and obligations under the Stock Subscription Agreements and the Other Transaction Documents with respect to the Shares are hereby terminated, and the Shareholder hereby releases and forever discharges the Company, The Clayton Dubilier Private Equity Fund IV Limited Partnership, Bruckmann, Rosser, Sherill & Co. II, L.P., and each of their respective subsidiaries, affiliates, successors and assigns and each of their respective employees, directors, officers, shareholders, agents and other representatives from any and all claims, obligations and liabilities arising under or in connection with the Stock Subscription Agreements, Other Transaction Documents or otherwise in respect of the Shares and acknowledges to be fully satisfied all of his rights under the Stock Subscription Agreements and the Other Transaction Documents and otherwise in respect of the Shares.

         5. Entire Agreement; Applicable Law. This Agreement, including the attached Exhibit A, together with the Retirement Agreement, constitutes the entire

                                       2

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agreement between the parties with respect to the subject matter hereof. All prior correspondence and proposals (including summaries of proposed terms) and all prior promises, representations, understandings, arrangements and agreements relating to such subject matter (including, but not limited to, those made to or with Shareholder by any other person or entity) are merged herein and superseded hereby. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICT OF LAWS.

         6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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

         IN WITNESS WHEREOF, the Company and the Shareholder have executed this Share Repurchase Agreement as of the date first above written.

                                       RACI HOLDING, INC.


                                       By:  /s/ Mark Little
                                            ------------------------------
                                            Name:  M. Little
                                            Title: Executive VP, CFO, CAO,
                                                   Treasurer


                                       /s/ Robert L. Euritt
                                       -----------------------------------
                                       Robert L. Euritt

                                       4

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                                                                       EXHIBIT A
                                                                       ---------

[Date]

[Name]
[Address]

Re:  Bailment Arrangements

Dear [___________]:

         As Bailee under the Master Bailment Agreement (as defined in the Stock Repurchase Agreement), Remington Arms Company, Inc. ("Remington") is hereby authorized and directed to deliver to RACI Holding, Inc. (the "Company"), for and on my behalf, Certificate No. A-64 representing in the aggregate 336 shares of common stock, par value $.01 per share, of the Company, in connection with the Company's purchase of such shares from me. Pursuant to Paragraph 5 of the Master Bailment Agreement, I have enclosed the receipts for such shares originally provided to me by Remington.

         Sincerely,




         Robert L. Euritt

                                                                       EXHIBIT B
                                                                       ---------

                                   STOCK POWER

         FOR VALUE RECEIVED, I, Robert Euritt, hereby sell, assign and transfer unto RACI Holding, Inc. (the "Corporation") three hundred thirty-six (336) shares of the common stock of the Corporation standing in my name on the books of the Corporation represented by Certificate No. A-64, and do hereby irrevocably constitute and appoint [_____________] as Attorney to transfer the said shares on the Books of the Corporation with full power of substitution in the premises.

Dated:




                                        ___________________________________
                                        Robert L. Euritt





In the presence of ____________________________

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

                                                                       EXHIBIT C
                                                                       ---------

                            CROSS-RECEIPT RELATING TO
                         THE TERMS OF THE MARCH 31, 2003
                           SHARE REPURCHASE AGREEMENT

         I, Robert L. Euritt, hereby acknowledge receipt from RACI Holding, Inc. (the "Company") of a check in the amount of $74,024.16, which amount is in full payment of the purchase price for the 336 Shares of the Company's Common Stock, par value $.01 per share that the Company is repurchasing from me.

Dated : March 17, 2003
        ____________________________


                                        /s/  Robert L. Euritt
                                        ___________________________________
                                        Robert L. Euritt




         The Company hereby acknowledges receipt from Remington Arms Company, Inc., acting at the direction of and on behalf of Robert L. Euritt, of Certificate No. A-64, three hundred thirty-six (336) shares of Common Stock, and an executed stock power relating thereto.

Dated: March 17, 2003
      ____________________________


                                        RACI Holding, Inc.

                                        By: /s/  Mark Little
                                            ________________________________
                                            Name:  M. Little
                                            Title: Exec. VP, CFO, CAO, Treasurer

                                       7